USA Offer of Employment - Regular Full-Time - Salary +1 (617) 300 0956 sonder.com 101 15th Street, San Francisco, CA 94103 Taking Stay Further February 23, 2023 CONFIDENTIAL Dominique Bourgault Snoqualmie, WA US Via email: n/a Dear Dominique Bourgault: Agreement Company Chief Financial Officer based in the Seattle area with a start date of March 6, 2023. This position is exempt. I am confident that your skills and background will contribute to the future success and growth of our business and we all look forward to working with you! Accordingly, the Company is pleased to confirm your offer of employment on the following terms: 1. POSITION AND DUTIES. You will serve in the full-time position of Chief Financial Officer, reporting directly to the Chief Executive Officer. For the avoidance of any doubt, you will not be appointed as the Principal Financial Officer (PFO) per the Securities and Exchange Commission (SEC) rules until approximately March 17, 2023. While you are employed by the Company, you agree that you will not engage in, or assist any person or entity in soliciting to hire any employees or consultants of the Company. You will be permitted to (a) serve on boards (and committees) of charitable, civic, and non-profit organizations (without Board approval), b) serve on one other for-profit company board (private or public), with consent from the CEO and Board, c) join and/or participate into professional organizations, associations, and events, and (d) purchase or own less than five percent (5%) of the publicly traded securities of any corporation, excluding the Company; provided that, such ownership represents a passive investment and you are not a controlling person of, or a member of a group that controls such corporation; provided further, that the activities do not interfere with the performance of your duties and responsibilities to the Company or create a conflict of interest 2. BASE SALARY. The Company will pay you a base salary at the rate of $495,000.00 per year Base Salary -weekly in accordance with the Company's standard payroll policies and schedule. The Base Salary may be increased over time, but will only decrease as required by all applicable withholdings and deductions, including any garnishments or other legally required deductions, or to reflect reductions in base salaries that affect all similarly- situated executives in substantially the same proportion. 3. EQUITY-BASED COMPENSATION. Exhibit 10.1

USA Offer of Employment - Regular Full-Time - Salary +1 (617) 300 0956 sonder.com 101 15th Street, San Francisco, CA 94103 Taking Stay Further Directors, and subject to the terms of the Sonder Holdings 2023 Inducement Equity Incentive a condition of the grant, you will be granted an option to purchase 2,741,028 shares of the s Subject to you continuing to provide services to the Company, the Options will vest over a four-year period from the date of grant (vesting 25% after a 1 year cliff and then in equal monthly installments over the following thirty-six (36) months assuming you remain employed with the Company). 4. ANNUAL BONUS OR INCENTIVE. Sonder does not, at this time, offer an Annual Bonus or Incentive Program that pertains to Executives. If such a program is developed at any point in time during the course of your employment, the Chief Financial Officer position will be considered eligible to participate. 5. DISCRETIONARY TIME OFF. You may take paid time off from work (for vacation, wellness, to care for another, etc.) at your reasonable discretion, provided that you coordinate such time off with, and obtain approval, from your direct manager in advance. Discretionary time off is paid based on your regular base pay. You must ensure that you manage your time off in a manner that prioritizes work responsibilities while balancing personal needs and/or commitments. You are expected to meet deadlines, customer needs, and all job performance requirements, as well as coordinate coverage for your responsibilities during any period of absence. If extended time off in excess of five (5) consecutive business days is needed for a reason other than vacation, you must contact your direct manager. In that situation, appropriate Company management will need to approve the absence and determine whether (and to what extent) the absence will be paid or qualify as a leave of absence under the law or our policies. You will not receive any payment at termination for discretionary time off. The Company will interpret and apply its time off benefits to comply with all national, state, and local laws. 6. BENEFITS. The Company offers a comprehensive benefits package. You are eligible to participate in all such plans from the start date of your employment. Any benefits provided by the Company shall be provided subject to and consistent with the terms and conditions, including eligibility requirements, of such employee benefit plans. The Company reserves the right to revise, modify and eliminate benefits at its sole and absolute discretion at any time. 7. SEVERANCE & CHANGE IN CONTROL BENEFITS. In connection with executing this Agreement, you are also entering into a Participation Agreement between you and the Under the General Severance Benefit (non CIC), upon ter Benefits without equity acceleration.

USA Offer of Employment - Regular Full-Time - Salary +1 (617) 300 0956 sonder.com 101 15th Street, San Francisco, CA 94103 Taking Stay Further Severance Benefit and will receive 1.0X Salary, 100% target bonus, 12 months of COBRA Benefits, and acceleration of 100% of equity. 8. BUSINESS EXPENSES. In accordance with the Company's generally applicable policies, you will be reimbursed for all reasonable travel and business expenses incurred by you in connection with your employment duties. In addition to expense reimbursement under the and related professional insurance obligations, b) reimbursement of legal fees associated with hiring process up to the amount of $3,500 USD, c) participation/membership of professional associations, organizations, and events up to the amount of $10,000 USD. 9. EMPLOYMENT LOCATION. If required due to the nature of your role, your acceptance of this offer and employment with the Company are expressly contingent upon attending occasional in-person meetings or events. Although the Company may agree that you can perform your job remotely, whether permanently or at times, you agree to provide the Company with prior written notice of any relocation to, or any plan for remote work from, a new location that is in a different state, federal district, territory, or country to your residence. Due to tax and operational constraints, the Company cannot guarantee approval of all requests for relocation and remote work. Failure to provide advance notice may result in discipline by the Company, up to and including termination of employment. 10. EMPLOYMENT RELATIONSHIP. Your employment with the Company is for no specific period of time and is "at will," meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to you are superseded by this Agreement. The at- will nature of your employment does not change due to the fact that you may be leaving your current employer to join the Company or that you may be foregoing another opportunity with a different company to join the Company. This is the full and complete agreement between you and the Company on this term. 11. PROPRIETARY INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT. Your acceptance of this offer and employment with the Company are expressly contingent upon Assignment and Non- PINA 12. WITHHOLDING TAXES. All forms of compensation referred to in this Agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law. You shall be solely liable and responsible for the payment of any taxes imposed on you as a result of this Agreement or due to any payments or benefits provided to you by the Company. 13. INDEMNIFICATION. To the fullest extent permitted by applicable law, you hereby agree to pay and be responsible for (and indemnify the Company against) any and all of your income tax liabilities associated with the compensation paid to you hereunder, other than with respect to the employer portion of payroll taxes associated with such compensation. You are also

USA Offer of Employment - Regular Full-Time - Salary +1 (617) 300 0956 sonder.com 101 15th Street, San Francisco, CA 94103 Taking Stay Further 14. ENTIRE AGREEMENT. The terms of this Agreement and its attachments supersede and replace any prior agreements, representations or understandings, whether written, oral or implied. 15. AMENDMENT OR WAIVER. This Agreement cannot be changed, modified or amended without the consent in writing of both you and the Company. No waiver by either you or the Company at any time of any breach by the other party of any condition or provision of this Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same or at any prior or subsequent time. Any waiver must be in writing and signed by you and the Company. 16. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law. If any particular provision is prohibited by law in a particular jurisdiction, then you and the Company agree that such particular provision shall not be enforceable in that jurisdiction only. 17. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without reference to principles of conflict of laws. We hope that you will find this offer acceptable. You may indicate your acceptance of this offer by signing and dating this Agreement and returning it to me by no later than TBD. This offer is contingent upon (i) satisfaction of our standard background and reference check, (ii) your ability to provide, within three days of your start date, satisfactory proof of identity and legal authorization to work in the United States, together with your completion of an Employment Eligibility Verification Form I-9; (iii) signed acceptance of an Arbitration Agreement and a PINA. By signing and accepting this offer, you represent and warrant that you are not subject to any pre- existing contractual or other legal obligation with any person, company or business enterprise which may be an impediment to your employment with, or your providing services to, the Company, as its employee. If you accept employment, you may not either bring onto Company premises or use in any manner any confidential or proprietary information developed, used or disclosed to you while you were employed by another company or entity. Let me close by reaffirming our belief that the skills and background you bring to Sonder USA Inc. will be instrumental to the future success of the Company. I have always believed that the single most important factor in success is people. We look forward to welcoming you as a new member of our team.

/s/ Bonnie Samuels /s/ Dominique Bourgault 2/23/2023

PROPRIETARY INFORMATION, INVENTION ASSIGNMENT AND NON-INTERFERENCE AGREEMENT +1 (617) 300 0956 sonder.com 101 15th Street, San Francisco, CA 94103 Taking Stay Further February 23, 2023 Sonder USA Company Information (as defined below). s and competitive position in the development, possession and protection of confidential and Proprietary Information and trade secrets, Proprietary Information and trade secrets. I understand that during my employment or engagement with the Company I shall be granted access to and will use Proprietary Information in the performance of my duties. I also understand that the Company agrees to engage, hire or to continue to employ me in exchange for me entering into this Proprietary Information, Invention Assignment and Non- Agreement and future employment or engagement with the Company, access to confidential and Proprietary Information, receipt of specialized training, and the compensation now and hereafter paid to me, I agree to the following: 1. Proprietary Information 1.1. I understand and acknowledge that my work as an employee of the Company will involve access to and/or creation of confidential, proprietary, and trade secret information of the Company and its customers, vendors, suppliers, consultants, contractors or business Proprietary Information acknowledge that the Company and its customers, vendors, suppliers, consultants, contractors or business associates have developed, compiled, and otherwise obtained this Proprietary Information often at great expense, and that such information has great value to their customers suppliers the Company. I agree at all times to hold in the strictest confidence and in trust for the sole benefit of the Company, and to the extent it relates to such third parties, its customers, vendors, suppliers, partners, consultants, contractors or business associates, each and all of the Proprietary Information, except to the extent necessary to carry out my duties as an employee of the Company. I further understand and agree that the publication or other disclosure of Proprietary Information through literature or speeches or other communication to the public must be approved in advance in writing by a duly authorized officer of the Company. 1.2. I understand, acknowledge and agree that, for purposes of this Agreement, Proprietary Information includes all confidential, proprietary or trade secret information and ideas in whatever form or state of development, tangible or intangible, whether disclosed to or learned or developed by me alone or with others, and whether or not marked confidential or

PROPRIETARY INFORMATION, INVENTION ASSIGNMENT AND NON-INTERFERENCE AGREEMENT +1 (617) 300 0956 sonder.com 101 15th Street, San Francisco, CA 94103 Taking Stay Further proprietary, pertaining in any manner to the business of the Company or to the C customers, vendors, suppliers, partners, including but not limited to any and all (i) technical information, know-how, research, designs, diagrams, plans, specifications, structures, functions, computer codes, trade secrets, ideas, concepts, inventions, discoveries, patent applications, products, processes, methods, patterns, templates, prototypes, formulas or formulations, drawings, schematics, works in process, systems, technologies, work product, and other confidential and proprietary information in whatever form and as now or hereafter constituted, and any and all improvements or modifications to or derivative works of any of the foregoing, any and all associated information or databases, and any and all intellectual property rights or other intangible rights or claims of any kind or nature with respect to the foregoing (collectively, ); (ii) Inventions (as defined below); (iii) financial and marketing information including costs, profits, results, markets, strategies and sales of the Company or any of its customers, vendors or suppliers; (iv) other financial information or business plans of the Company, including but not limited to past, current, or future activities of the Company such as funding activities, lists of stockholders or investors, market sizing data, and intellectual property strategies and other legal processes; (v) identities of or other information regarding actual or potential customers or trade contacts of the Company, including but not limited to any customer or vendor or supplier lists; (vi) plans for future development and new product concepts; (vii) drawings, models, sketches, prototypes, and any written or oral instructions or comments related thereto; and (viii) Personal Information (as defined below). 1.3. For these purposes, it is agreed that such information will not be Proprietary Information to the extent that (i) the information is, or becomes, known to the general public through lawful means and through no act or omission by me or any agent or representative of mine; (ii) the information was rightfully in my possession or part of my general skill or knowledge prior to the first date of my employment or engagement by the Company, and was not received from the Company or subject to any confidentiality or proprietary restrictions of any kind; or (iii) the information is disclosed to me without confidentiality or proprietary restriction by a third party who rightfully possesses the information without confidentiality or proprietary restrictions and who did not learn of it, directly or indirectly, from the Company. 1.4. I agree that I will maintain at my work station or in other places under my control only such appropriate person or entity or location, or otherwise properly dispose of, Proprietary Information once my need to know no longer exists. I agree that I will not make copies of Proprietary Information unless I have a legitimate need for such copies in connection with my work and in any event shall not retain any such copies once my need to know no longer exists. I expressly agree that my need to know shall no longer exist after my employment terminates. 1.5. I represent that my work as an employee of the Company will be my own original work and does not and will not use or incorporate or breach any agreement or obligation to keep in confidence or not use any proprietary information, confidential information, or trade secret information or knowledge or data acquired by me prior to my becoming an employee of the

PROPRIETARY INFORMATION, INVENTION ASSIGNMENT AND NON-INTERFERENCE AGREEMENT +1 (617) 300 0956 sonder.com 101 15th Street, San Francisco, CA 94103 Taking Stay Further Company or otherwise, and I will not improperly use or incorporate or disclose to the Company, or induce the Company to use or incorporate or disclose, any confidential, proprietary or trade secret information or knowledge or data belonging to any previous employer or other person or entity. Without limiting the foregoing, I will not bring onto the premises of the Company or disclose or distribute any nonpublic documents or any property belonging to any former employer or any other person or entity to whom I have an obligation of confidentiality or nonuse unless consented to in writing by that former employer or other person or entity. 1.6. I understand that nothing in this Agreement shall prohibit or discourage me from discussing or disclosing my wages or from disclosing information about the shall prevent me from disclosing relevant or responsive information to the EEOC, NLRB, DFEH or any other governmental body with respect to any claims or complaints or from participating in protected concerted activity. I further understand that nothing in this Agreement precludes me from reporting possible violations of state or federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. I understand that I do not need prior authorization to make any such reports or disclosures, and I am not required to notify the Company that I have made such reports or disclosures. 2. Third Party Information I recognize that the Company has received and in the future will receive from third parties their the confidentiality of such information and to use it only for limited purposes ( ). I agree that I owe the Company and such other parties, during the term of my employment or engagement and at all times thereafter, a duty to hold all such Third Party Information in the strictest confidence and not to disclose it to any person or entity (except as with such other party). 3. Personal Information I understand that the Company has received and in the future will receive personally identifiable information (PII) from customers, suppliers, employees, consultants, contractors, advisors or third parties, including but not limited to names, addresses, telephone or facsimile numbers, Social Security Numbers, user names, passwords, background information, credit card or banking information, health information, contact information, or other information entrusted to the Company ( ). I agree that I owe the Company and such other parties, during the term of my employment and thereafter, a duty to hold all such information in the strictest confidence and not to disclose it to any person or entity (except as necessary in carrying out my work

PROPRIETARY INFORMATION, INVENTION ASSIGNMENT AND NON-INTERFERENCE AGREEMENT +1 (617) 300 0956 sonder.com 101 15th Street, San Francisco, CA 94103 Taking Stay Further with such other party). I understand that there are laws in the United States and other countries that protect Personal Information, and that I must not use Personal Information other than for the purpose for which it was originally obtained by the Company or make any disclosures of Personal Information to any third party or from one country to another without the prior approval of a duly authorized officer of the Company. 4. Assignment of Inventions 4.1. I agree that Sonder Technology and its successors or assigns shall be the sole and exclusive owner, in perpetuity and throughout the universe, of any and all Intellectual Property and any and all patents, copyrights, works of authorship, moral rights (defined as all paternity, integrity, disclosure, withdrawal, special and any other similar rights recognized by the law of any jurisdiction or country), trademarks, service marks, logos, trade dress, database rights, trade secrets, and other proprietary information rights, contract rights, goodwill, and other intellectual property rights or intangible rights or claims with respect to any of the foregoing, and any and all improvements or modifications to or derivative works of any of the foregoing, whether or not subject to patent or copyright or other protection and in any state of development or form or media, that have been or will be conceived, developed, reduced to practice or authored by me alone or with others (i) during the term of my employment, by the Company whether or not conceived or developed during regular business hours, and whether or not conceived before, on, or after the date hereof; or (ii) at any time after termination of my employment, if based on or incorporating or referencing any of the Proprietary Information or Third Party Information to any extent (collectively, the ), free of any claims by me or any related persons or entities. 4.2. I hereby irrevocably assign and transfer to Sonder Technology and its successors and assigns, without additional consideration, all right, title and interest throughout the universe in and to each and all of the Inventions in perpetuity. Such assignment and transfer shall be deemed made by me in each case as of the time of the conception, development, or reduction to practice of the subject Invention on a continuous basis. I also agree to sign and deliver additional documents if and as requested by the Company or its successors or assigns to confirm such assignment and transfer. 4.3. I UNDERSTAND THAT THE ASSIGNMENTS AND TRANSFERS BY ME TO SONDER TECHNOLOGY HEREUNDER DO NOT APPLY TO INVENTIONS THAT QUALIFY UNDER LABOR CODE SECTION 2870 OR ANY SIMILAR LAW OF ANY OTHER STATE, WHICH IS SET FORTH ON SCHEDULE A ATTACHED TO THIS AGREEMENT. This Section satisfies the written notice and other requirements of Labor Code section 2870 et seq and any other equivalent laws of another state to which I may be subject. To avoid future confusion or dispute, I have listed on Schedule B hereto a description of all inventions and other Intellectual Property, if any, developed or conceived by me in which I claim any ownership or other right (collectively, the ). It is understood and agreed that the attached list is a complete listing of all Excluded Inventions that are to be excluded from this Agreement as having been made prior to my employment by the

PROPRIETARY INFORMATION, INVENTION ASSIGNMENT AND NON-INTERFERENCE AGREEMENT +1 (617) 300 0956 sonder.com 101 15th Street, San Francisco, CA 94103 Taking Stay Further Company. I understand that, by not listing an invention or other Intellectual Property, I am acknowledging that such invention or other Intellectual Property was not developed or conceived before my employment or engagement with the Company commenced. If no items are listed on Schedule B, I represent that I have no such inventions or materials at the time of signing this Agreement. Notwithstanding the foregoing, I shall not include or incorporate any elements from any patentable inventions or copyrightable materials listed on Schedule B into any Company works and, to the extent that I do, I agree the Company shall be permitted to use such elements royalty and fee free in perpetuity without payment of any license or fee to me or to any third party and I hereby grant the Company a non- exclusive and worldwide license, with rights to sublicense through multiple levels of sublicensees, make derivative works of, distribute, publicly perform and publicly display in any form or medium, whether now known or later developed, make, have made, use, sell, import, offer for sale and exercise any and all present or future rights in such inventions. I also agree that I shall promptly inform the Company of any Inventions I may develop during my employment. 4.4. I agree to maintain adequate and current written records on the development of all Inventions and to disclose promptly to an appropriate officer of the Company all Inventions and relevant records, which will remain the sole property of the Company. Without limiting my other obligations hereunder, I further agree to promptly disclose to an appropriate officer of the Company all information and records relating to any Inventions developed (i) during my period of employment or engagement with the Company or (ii) during the one-year period after my employment or engagement with the Company terminates for any reason or no reason, to the extent such post-employment or post-engagement Inventions relate to any of the Proprietary Information, including but not limited to Inventions developed during my employment or engagement with the Company. Any disclosures made by me following my period of employment will be received by the Company in confidence for the purpose of determining if the Inventions have been based on any Proprietary Information, and are subject to the terms of this Agreement. 4.5. I acknowledge and agree that all original works of authorship that are made by me (either alone or with others) within the scope of my employment or engagement and that are pursuant to United States Copyright Act (17 U.S.C. Section 101 et seq.) as amended or superseded.

PROPRIETARY INFORMATION, INVENTION ASSIGNMENT AND NON-INTERFERENCE AGREEMENT +1 (617) 300 0956 sonder.com 101 15th Street, San Francisco, CA 94103 Taking Stay Further 5. No Right to Privacy I understand and agree that all information generated, received, or maintained by or for me arising out of or in connection with my employment with the Company or using the equipment or software of the Company (including but not limited to computer systems and electronic-mail or voicemail systems) is the property of the Company, and I hereby waive any property or privacy rights that I may have with respect to such information. I understand that I shall have no expectation of privacy with respect to information transmitted over, received by, or stored in any electronic communications device, server, computer, or other equipment or device owned, leased, or operated in whole or in part by or on behalf of the Company, whether intended to be business or personal. 6. Safeguarding Proprietary Information, Third Party Information, or Personal Information 6.1. I understand that avoiding loss or theft of Proprietary Information, Third Party Information or Personal Information is an important part of my duties. I will not allow any other person to use any office key, access card, code or computer passwords, to access any office premises, my computer or the Co of the Company. I will follow all instructions from the Company about avoiding loss or theft of Proprietary Information, Third Party Information or Personal Information, including but not limited to placing appropriate legends upon documents signifying their sensitive nature. I will only use secure networks established by the Company when using Proprietary Information, Third Party Information or Personal Information. I will immediately report to the Company any loss or suspected loss of Proprietary Information, Third Party Information or Personal Information, and any suspicious activity such as external hacking attempts, or unusual internal activity. 6.2. Given the sensitivity of Proprietary Information, Third Party Information and Personal Information, I understand that I may only handle or dispose of such information by secure methods approved by the Company. 6.3. I agree to take all reasonable steps to maintain the confidentiality of Proprietary Information, Third Party Information and Personal Information. I also agree to take appropriate steps in handling Proprietary Information, Third Party Information and Personal Information in order to minimize the possibility that any such information may be disclosed. Documents or other materials which contain Proprietary Information, Third Party Information and Personal Information shall not be removed from Company premises without special reasons, or unless required in the performance of work. I also agree to comply with all Company policies regarding the safeguarding and security of information or property. 6.4. I will not incorporate into any Company software or otherwise deliver to the Company any software code licensed under the GNU General Public License or Lesser General Public License or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, license or distribution of any source code owned or licensed by the Company.

PROPRIETARY INFORMATION, INVENTION ASSIGNMENT AND NON-INTERFERENCE AGREEMENT +1 (617) 300 0956 sonder.com 101 15th Street, San Francisco, CA 94103 Taking Stay Further 6.5. I agree not to export, re-export or transfer, directly or indirectly, any United States technical data acquired from the Company or any products utilizing such data, in violation of United States export laws or regulations. 7. Non-Interference with Company Business; Trade Secrets 7.1. I agree that, during my employment with the Company, I will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company. The provisions of this paragraph shall apply both during normal working hours and at all other times including, but not limited to, nights, weekends and vacation time, during my employment by the Company. 7.2. Trade secrets. I understand that I may not use or disclose (or threaten to use or disclose) whether directly or indirectly, on behalf of myself or others, to attempt to call on, solicit or obtain business from any actual or prospective client, customer, or business partner of the Company, other than for authorized Company business activities. This prohibition applies during and after my employment, so long as the information remains a trade secret. Without limitation, the Company considers the following information to be its trade secrets: customer lists; confidential customer information, including without limitation financial information; terms of business with customers; marketing tactics; and any other formula, pattern, compilation, program, device, method, technique or process that: (i) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. I agree to take all reasonable steps to maintain the confidentiality of the crets. The restrictions on use or disclosure of trade secrets contained in this paragraph are in addition to those contained in Section 1 of this Agreement. 8. Employment At-Will I acknowledge that nothing in this Agreement shall be construed to imply that the term of my employment is of any definite duration, rather, I understand that I am employed by the - terminate the employment relationship at any time with or without advance notice or warning, and with or without cause.

PROPRIETARY INFORMATION, INVENTION ASSIGNMENT AND NON-INTERFERENCE AGREEMENT +1 (617) 300 0956 sonder.com 101 15th Street, San Francisco, CA 94103 Taking Stay Further 9. Obligations Upon Termination 9.1. On termination of my employment or engagement with the Company, or at any time the Company requests, I will within five (5) business days deliver to the Company all property belonging to it and all documentation and other materials containing any Proprietary Information, Third Party Information, or Personal Information in any form or media (including all copies) in my possession or control, whether prepared by me or others, and regardless of whether such information is stored on a personal device or personal storage device or account. If requested by the Company, I further agree that I will sign and deliver the Termination Certificate substantially in the form attached as Schedule C to this Agreement in which I confirm that I have complied with the requirements of this Agreement and that I am aware that certain restrictions imposed upon me by this Agreement continue after termination of my employment. I understand, however, that my rights and obligations under this Agreement will continue even if I do not sign a Termination Certificate. 9.2. On termination of my employment or engagement with the Company, I hereby consent to obligations under this Agreement. I further agree that I will inform any subsequent employer or company to which I provide services of my obligations under this Agreement. 9.3. request and expense, I will assist the Company in every proper way, including consenting to and joining in any action, to obtain and enforce United States and foreign Intellectual unable to secure my signature on any document needed in connection with such purposes, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, which appointment is coupled with an interest, to act on my behalf to execute and file any such documents and to do all other lawfully permitted acts to further such purposes with the same legal force and effect as if executed by me. 10. DTSA Notice Pursuant to 18 U.S.C. 1833(b), an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

PROPRIETARY INFORMATION, INVENTION ASSIGNMENT AND NON-INTERFERENCE AGREEMENT +1 (617) 300 0956 sonder.com 101 15th Street, San Francisco, CA 94103 Taking Stay Further 11. Remedies I recognize that nothing in this Agreement is intended to limit any rights or remedies the Company may have under the Uniform Trade Secrets Act or other applicable laws in any jurisdiction, all of which are reserved by the Company, and that I could face possible criminal and civil actions, including imprisonment and monetary liability, if I misappropriate the trade secrets of the Company or its customers, vendors, suppliers, consultants, contractors or business associates. In addition, I recognize that my violation of this Agreement could cause the Company irreparable harm and significant injury, the amount of which may be extremely difficult to estimate, thus, making any remedy at law or in damages inadequate. Therefore, I agree that in the event of a breach or threatened breach that involves Proprietary Information, Third Party Information or Personal Information, the Company shall have the right to seek temporary, preliminary and permanent injunctive relief without the necessity of proving actual damages or posting any bond or other security, in addition to any other remedies at law or equity, to enforce such provisions, including without limitation, preventing disclosure or further breach or threatened breach of this Agreement, the Company and I agree that the prevailing incurred by the prevailing party. 12. Successors and Assigns I understand and agree that the Company may assign or transfer or subcontract or delegate to another person or entity this Agreement or any of its rights or obligations under this Agreement at any time. I further understand and agree that I may not and shall not assign or transfer or subcontract or delegate this Agreement or any of my rights or obligations under this Agreement, and that any attempt to do so shall be null and void. Subject to and without limiting the foregoing restrictions, this Agreement shall be binding upon me and my heirs, devisees, spouses, executors, administrators, representatives and successors, and shall inure to the benefit of the Company and its affiliates, successors and assigns. 13. Survival I understand that each and all of my obligations contained in this Agreement, including but not limited to the non-disclosure and nonuse restrictions set forth in Section 1 of this Agreement, the trade secrets restrictions set forth in Section 7 and the return of Company Property restrictions in Section 9 hereof, shall survive the termination of my employment or engagement with the Company or the termination of this Agreement and remain in full force and effect. 14. Severability If any provision of this Agreement is determined to be invalid, unenforceable or illegal, the validity or enforceability of the other provisions shall not be affected. In addition, if any one or more provisions contained in this Agreement shall be held to be excessively broad as to duration,

PROPRIETARY INFORMATION, INVENTION ASSIGNMENT AND NON-INTERFERENCE AGREEMENT +1 (617) 300 0956 sonder.com 101 15th Street, San Francisco, CA 94103 Taking Stay Further geographical scope, activity, subject, or otherwise, it shall be construed by limiting or reducing it, so as to be enforceable with applicable law. 15. Governing Law; Jurisdiction I understand that the interpretation, validity, enforceability, and performance of this Agreement and all matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of California, without application of conflict of law rules. Any and all claims or actions arising out of or relating to this Agreement shall be governed by 16. Waiver No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement. 17. Entire Agreement The terms of this Agreement are our final and entire agreement with respect to the subject matter hereof; shall supersede all prior or other current understandings or discussions between the parties; and may not be contradicted by evidence of any prior or contemporaneous agreement. No modification or amendment of this Agreement shall be binding unless executed in writing by me and a duly authorized officer of the Company. 18. Interpretation When the context requires, the plural shall include the singular and the singular the plural; and any gender shall include any other gender. To the extent permitted by law, this Agreement shall not be construed against the drafter as the parties have been, or had the opportunity to be, represented by counsel in the negotiation and drafting of this Agreement. Section headings are not part of this Agreement and are only for the convenience of the parties. 19. Miscellaneous Each party represents and warrants that such party has all necessary power and authority to execute and deliver this Agreement and to perform his or her or its obligations hereunder. This Agreement may be executed in counterparts, which together will be the same instrument. 20. Acceptance of Agreement Your employment and/or continued employment with the Company shall mean that you have agreed to be bound by the terms of the Agreement.

PROPRIETARY INFORMATION, INVENTION ASSIGNMENT AND NON-INTERFERENCE AGREEMENT +1 (617) 300 0956 sonder.com 101 15th Street, San Francisco, CA 94103 Taking Stay Further I HAVE CAREFULLY READ THIS AGREEMENT AND UNDERSTAND ITS TERMS. I ACKNOWLEDGE THAT IN ENTERING INTO AND EXECUTING THIS AGREEMENT I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL. I HAVE COMPLETED SCHEDULE B BEFORE SIGNING THIS AGREEMENT, LISTING ALL INVENTIONS AND RIGHTS THAT I WISH TO EXCLUDE FROM OPERATION OF THIS AGREEMENT. This Agreement is made and entered into effective as of the first day of my employment or engagement with the Company, ----------------------------------------------------- Dominique Bourgault Dated: /s/ Dominique Bourgault 2/23/2023

PROPRIETARY INFORMATION, INVENTION ASSIGNMENT AND NON-INTERFERENCE AGREEMENT +1 (617) 300 0956 sonder.com 101 15th Street, San Francisco, CA 94103 Taking Stay Further Schedule A California Labor Code Section 2870 Employment Agreements; Assignments of Rights assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to development of the employer; or (2) Result from any work performed by the employee for the employer. (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is un

PROPRIETARY INFORMATION, INVENTION ASSIGNMENT AND NON-INTERFERENCE AGREEMENT +1 (617) 300 0956 sonder.com 101 15th Street, San Francisco, CA 94103 Taking Stay Further Schedule B Excluded Inventions 1. Except as set forth below, there are no Excluded Inventions that I wish to exclude from the operation of this Agreement (attach additional sheets if necessary): 2. Due to prior confidentiality agreement(s), I cannot complete the above disclosure with respect to the Excluded Inventions generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe the following parties (attach additional sheets if necessary): Inventions or Improvements Parties Relationship

PROPRIETARY INFORMATION, INVENTION ASSIGNMENT AND NON-INTERFERENCE AGREEMENT +1 (617) 300 0956 sonder.com 101 15th Street, San Francisco, CA 94103 Taking Stay Further Schedule C Termination Certificate Concerning Company Proprietary Information Company without limitation any Proprietary Information, furnished to or created, made, conceived, invented, discovered, developed, reduced to practice or suggested by me, alone or together with others in the course of or incident to my employment with the Company, and that I did not make or distribute any copies of the foregoing, or to the extent such copies were made I have returned them to the Company. I further certify that I have reviewed the Proprietary Information and Invention Assignment Agreement continue to comply with each and all of its terms and conditions, including without limitation the restrictions on disclosure of Proprietary Information (as defined in the Agreement). This certificate in es under the Agreement or under applicable law. TO BE SIGNED AT TERMINATION OF EMPLOYMENT: ____________________________________ ____________________________________ ______________________ Date of Signature

USA Mutual Arbitration Agreement +1 (617) 300 0956 sonder.com 101 15th Street, San Francisco, CA 94103 Taking Stay Further February 23, 2023 SONDER USA INC. ARBITRATION PROGRAM Sonder Company Agreement In the rare case when disputes arise between Sonder and its employees, this Agreement provides both parties with an expedient alternative to costly and time-consuming litigation. In arbitration, claims are heard by a neutral third-party called an arbitrator. The parties are entitled to have their own attorneys represent them throughout the arbitration process and at the arbitration hearing. Benefits of arbitration include a faster way of resolving disputes and providing both sides with a greater level of p to arbitration greater than the equivalent of court filing fees. Each party is responsible for the cost of their own legal fees. It is important to note that by signing this Agreement, you are not giving up all of your rights as an employee, but are only agreeing that both you and the Company will, with certain exceptions, waive rights to have disputes heard by a judge or jury in the court system. You also waive your right to file or participate in a class or collective action, and to the extent allowed by law, a representative action. However, you can still file claims against the Company individually in arbitration. Under this Agreement, the arbitrator will follow the JAMS Employment Arbitration Rules & Procedures JAMS Rules the JAMS Rules can be accessed online at https://www.jamsadr.com/rules-employment-arbitration/ and/or by requesting a copy of the JAMS Rules from Human Resources. Of course, there will be no retaliation against any associate who asks to review the JAMS Rules, or who asks questions about the arbitration process. A list of Questions & Answers about the Agreement is on the next page. If you have any other questions, please contact your Human Resources team.

USA Mutual Arbitration Agreement +1 (617) 300 0956 sonder.com 101 15th Street, San Francisco, CA 94103 Taking Stay Further QUESTIONS AND ANSWERS What is the attached document? Agreement What is arbitration? Arbitration is a legal process where the parties agree that any disputes between the parties that cannot be resolved informally must be resolved by a neutral third party called an arbitrator, instead of before a judge or jury in court. The parties are entitled to be represented by their own legal counsel throughout the arbitration process and at the arbitration hearing. After reviewing the evidence (which may include, for example, testimony and documents) and considering the arguments of the parties, the arbitrator will issue a written decision called an award to resolve the dispute. There Why is Sonder using arbitration agreements? Sonder believes that resolving disputes through mutual arbitration instead of civil litigation in court benefits both parties. Arbitration is typically faster and less expensive than civil litigation in court for both parties. Who will run the arbitration? A company called JAMS, whose website is at https://www.jamsadr.com. The JAMS Rules can be obtained from https://www.jamsadr.com/rules- employment-arbitration/ and/or by requesting a copy of the JAMS Rules from Human Resources. There will be no retaliation against you if request a copy of the JAMS Rules. Who pays for the cost of arbitration? arbitration greater than the equivalent of court filing fees. In other words, Sonder will pay for the cost above and beyond what you would have paid had you filed a complaint in court. Each party is otherwise responsible for the cost of their own legal fees. Can I still receive a similar award in arbitration that I would receive in court action? An arbitrator is entitled to award relief that is similar to the relief available to you in court. What claims are not covered by the Agreement? The Agreement only covers claims that can be arbitrated under applicable law. For example, wo not subject to arbitration, so they are not covered by this Agreement. In addition, Sonder has decided to exclude claims of sexual harassment from this Agreement. Who has been asked to sign the Agreement? All employees of Sonder. Do I give up all of my rights to file claims against the Company under the arbitration process in the Agreement? No. You are not giving up all of your rights, but are only agreeing that both you and the Company will give up the right to have certain disputes heard by a judge and/or jury in court. You also give up your right to file or participate in a class or collective action, and to the extent allowed by law, a representative action. However, you can still file any individual claims against Sonder in arbitration. What if I have more questions? Contact the Human Resources team hroperations@sonder.com.

USA Mutual Arbitration Agreement +1 (617) 300 0956 sonder.com 101 15th Street, San Francisco, CA 94103 Taking Stay Further MUTUAL ARBITRATION AGREEMENT Sonder Company employment. By accepting and/or continuing employment with Sonder, you agree to arbitration as the exclusive method for economically and efficiently resolving the disputes and/or claims set forth in Section 3 below. Under this Agreement, you and the Company (collectively, the Parties agree as follows: 1. Arbitration. This Agreement requires the Parties to arbitrate all claims the Parties may have against each other related to your employment with Company, with certain exceptions. This includes within its scope any Claim as defined in paragraph 3 below that you might have against the Company or its parents, subsidiaries, affiliates, officers, directors, employees, agents, representatives, shareholders, successors and assigns. In arbitration, each side in the dispute presents its case to a neutral third any other administrative fees unique to arbitration and the Parties will pay for their own fees and costs to the extent they would be required to in a court of law. The Parties may be represented by their own attorneys in the arbitration proceeding and shall be responsible for their own attorn incurred in presenting their case to the arbitrator. After reviewing the evidence and considering the arguments of the Parties, the arbitrator will issue a written decision that shall be binding on all Parties. There will be no trial by a judge or jury, and no appeal of the arbitrator's decision, except as provided by law. 2. Arbitrator. The Parties agree any arbitration shall be conducted before one neutral arbitrator selected by the Parties under the JAMS Employment Arbitration Rules JAMS Rules by requesting a copy of the JAMS Rules from Human Resources, or visiting the following link: https://www.jamsadr.com/rules-employment-arbitration. 3. Claims. The claims covered by this Agreement, and subject to arbitration, include but are not limited to all past, present, future disputes and claims related to your employment with, application for employment with, or termination of employment from the Company. Except as otherwise provided herein, this Agreement covers disputes and claims including, but not limited to, wrongful termination; discrimination; harassment; retaliation; breach of contract/covenant; trade secrets; emotional distress; fraud; misrepresentation; defamation; tort claims; minimum wage; off the clock work; overtime; bonuses; meal/rest periods; wage statements; reimbursement; penalties; benefits; violation of any federal, state or other government constitution, statute, ordinance or regulation, including but not limited to Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act (unless a different arbitration process is provided for such claims), the Consolidated Omnibus Budget Reconciliation Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Family Rights Act, the Pregnancy Disability Leave Act, the California Government Code, the California Labor Code, the California Civil Code, the California Industrial Commission Wage Orders, and/or the California Private Attorneys General Act (to the extent Claims other government constitution, statute, ordinance or regulation, including but not limited to such claim

USA Mutual Arbitration Agreement +1 (617) 300 0956 sonder.com 101 15th Street, San Francisco, CA 94103 Taking Stay Further brought under Title VII of the Civil Rights Act of 1964 or the California Fair Employment and Housing Act. In the event a claim for sexual harassment is brought along with Claims otherwise subject to arbitration under this Agreement, and you do not voluntarily elect to have your claim of sexual harassment be arbitrated in conjunction with other Claims, the Claims subject to arbitration shall be arbitrated pursuant to this Agreement while the claim for sexual harassment shall be severed and proceed in court. In such event, the sexual harassment claim shall be stayed pending the outcome of the arbitration. 4. Initiating Arbitration. Either Party may initiate arbitration by making a written request to arbitrate to the other Party, listing the Claim(s) to be arbitrated, and by submitting a Demand for Arbitration directly to JAMS. The Demand for Arbitration must be submitted to JAMS within the statute of limitations under applicable state and/or federal law for the particular Claim(s) asserted. Otherwise, you acknowledge and agree that the disputed claims shall be void and considered waived to the fullest extent allowed by law. Requests to the Company shall be delivered to the Company's General Counsel by certified mail or FedEx at 101 15th Street, San Francisco, CA 94103. Requests to you shall be delivered by certified mail or FedEx to the last known mailing address you provided in writing to the Company. The arbitration shall take place in the county where you were last employed by the Company, unless the Parties agree otherwise in writing. 5. Arbitrator's Authority. The arbitrator shall apply applicable law to determine issues of liability and damages regarding all Claims to be arbitrated. The arbitrator is authorized to award any individual remedy or relief that would have been available to the Parties had the matter been heard in court. The arbitrator shall have authority, consistent with underlying law, to order one party to pay the other shall be in writing, and shall provide the reasons for the arbitrator's award within thirty (30) days after the matter is submitted f limited to disputes between (1) you as an individual and the Company; and (2) you as an individual and any current or former officer, director, representative, employee, and/or agent for conduct within the scope of his or her employment with the Company. No arbitration award or decision will have any preclusive effect on any third party claim or dispute. This Agreement shall not be construed to deprive a party of any substantive right preserved by law. 6. No Class, Collective, or Group Actions. The Parties agree that each may file claims against the other only in their individual capacities, and may not file claims as a plaintiff and/or participate as a class member in any class, collective, and/or group action against the other. The Parties agree that any Claims that are found not subject to arbitration under this Agreement shall be resolved in court, and are stayed pending the outcome of the arbitration. The Parties agree that a court, not an arbitrator, shall determine whether any claims must proceed on a class, collective, or group basis. 7. No Representative Actions. The Parties agree that each may file claims against the other only in their individual capacities, and may not file claims as a plaintiff and/or participate as a representative in any representative action against the other, except to the extent this provision is unenforceable under the law. The Parties agree that any representative claims that are found not subject to arbitration under the law shall be resolved in court, and are stayed pending the outcome of the arbitration. The Parties agree that a court, not an arbitrator, shall determine whether any claims must proceed on a representative basis.

USA Mutual Arbitration Agreement +1 (617) 300 0956 sonder.com 101 15th Street, San Francisco, CA 94103 Taking Stay Further 8. Protections. If a court determines that this Agreement is lacking any employee protections required by law, the Company may offer the employee protections the court and/or law deems necessary to preserve the enforceability of this Agreement. 9. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, such determination shall not affect the balance of this Agreement, which shall remain in full force and effect, and such invalid provision shall be deemed severable, provided that in all circumstances no provision of this Agreement may be severed if the effect would be to allow class, collective or representative arbitration. 10. Miscellaneous The Parties agree that the Company is engaged in transactions involving interstate commerce, and this Agreement shall be enforceable under the substantive and procedural provisions of the Federal Arbitration Act, 9 U.S.C. §§ 1, et seq. This Agreement supersedes any and all prior agreements or understandings between you and the Company concerning the subject matter hereof. 11. Acceptance of Agreement. Your employment and/or continued employment with the Company shall mean that you have agreed to be bound by the terms of the Agreement. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE THAT YOU HAVE RECEIVED AND READ THIS AGREEMENT AND UNDERSTAND ITS TERMS. ---------------------------------------------------- Dominique Bourgault Dated: /s/ Dominique Bourgault 2/23/2023

New Hire Asset Agreement +1 (617) 300 0956 sonder.com 101 15th Street, San Francisco, CA 94103 Taking Stay Further Employee: Dominique Bourgault Current Title: Chief Financial Officer Date: February 23, 2023 I acknowledge that while I am working for Sonder, I have been issued certain assets to work with. I will take proper care of all company equipment that I am entrusted with. This agreement includes, but is not limited to, laptop computers and other equipment. I understand I may be held financially responsible for lost or damaged property during my employment and agree to notify my manager and the IT department should anything render the company assets unworkable. I further understand that upon separation or end of employment, I will return all Sonder property and that the property will be returned in proper working order. I acknowledge that these assets are costly and that failure to return equipment will be considered theft, which may lead to criminal prosecution by Sonder. Dominique Bourgault _____________________________ Employee Name _____________________________ Employee Signature _____________________________ Date /s/ Dominique Bourgault 2/23/2023